EXHIBIT 99.2

LIMITED POWER OF ATTORNEY

February 13, 2019

Know all by these presents, that each of the undersigneds hereby makes, constitutes and appoints Marc Hauser, as such undersigned’s true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of such undersigned to:

1.	Prepare, execute, acknowledge, deliver and file Schedules 13G and 13D, including applications for Form ID, any Joint Filing Agreement under Section 13d-1(k) of the Exchange Act (as defined below) and any actions or documents necessary to facilitate the timely filing of beneficial ownership reports, with respect to the securities of SAP SE, a corporation organized under the laws of the Federal Republic of Germany (the “Company”), with the United States Securities and Exchange Commission, any national securities exchanges and the Company, as considered necessary or advisable under Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the “Exchange Act”);

2.	Seek or obtain, as such undersigned’s representative and on such undersigned’s behalf, information on transactions in the Company’s securities from any third party, including brokers, employee benefit plan administrators and trustees, and such undersigned hereby authorizes any such person to release any such information to such undersigned and approves and ratifies any such release of information; and

3.	Perform any and all other acts which in the discretion of the attorney-in-fact are necessary or desirable for and on behalf of such undersigned in connection with the foregoing.

Each undersigned acknowledges that:

1.	This Limited Power of Attorney authorizes, but does not require, the attorney-in-fact to act in his discretion on information provided to the attorney-in-fact without independent verification of such information;

2.	Any documents prepared and/or executed by the attorney-in-fact on behalf of such undersigned pursuant to this Limited Power of Attorney will be in such form and will contain such information and disclosure as the attorney-in-fact, in his discretion, deems necessary or desirable;

3.	Neither the Company nor the attorney-in-fact assumes (i) any liability for such undersigned’s responsibility to comply with the requirements of the Exchange Act, (ii) any liability of such undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of such undersigned for profit disgorgement under Section 13 of the Exchange Act; and

4.	This Limited Power of Attorney does not relieve such undersigned from responsibility for compliance with such undersigned’s obligations under the Exchange Act, including without limitation the reporting requirements under Section 13(d) of the Exchange Act. Such undersigned hereby gives and grants the attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as such undersigned might or could do if present, hereby ratifying all that the attorney-in-fact of, for and on behalf of such undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

This Limited Power of Attorney shall remain in full force and effect until revoked by such undersigned in a signed writing delivered to the attorney-in-fact.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Dietmar Hopp Stiftung gGmbH

By:	/s/ Dietmar Hopp
Name: Dietmar Hopp
Title: Managing Director

DAH Beteiligungs GmbH

By:	/s/ Daniel Hopp
Name: Daniel Hopp
Title: Managing Director

Dietmar Hopp Familienstiftung

By:	/s/ Gerhard Oswald
Name: Gerhard Oswald
Title: Member of Executive Board

By:	/s/ Veit Frommelt
Name: Veit Frommelt
Title: Member of Executive Board

DH Besitzgesellschaft AG & Co. KG

By:	/s/ Dietmar Hopp
Name: Dietmar Hopp
Title: Managing Director

DH LT-Investments AG

By:	/s/ Dietmar Hopp
Name: Dietmar Hopp
Title: Managing Director

[Signature Page to Limited Power of Attorney]

72HODA80 GmbH

By:	/s/ Daniel Hopp
Name: Daniel Hopp
Title: Managing Director

/s/ Dietmar Hopp
Dietmar Hopp

/s/ Daniel Hopp
Daniel Hopp

/s/ Oliver Hopp
Oliver Hopp

[Signature Page to Limited Power of Attorney]